EXHIBIT 10.6




                    Line of Credit Agreement


Lender ( Party A):
------------------

Dahua Project Management Group


Borrower (Party B):
-------------------

Beijing Dahua Real Estate Development Ltd.




WHEREAS, the shareholders of Party A are also controlling shareholders of Party B.

To support Party B's development project, and in furtherance of Party A's own interest, the Parties' hereby agree as follows:

1. Based on Party B's financial needs and Party's availability of funds, Party B shall extend loans to Party B at an interest rate of six percent (6%) per year, which shall be calculated on the actual amount of funds borrowed and number of days such funds are used.

2. During the term of this agreement, there shall be no upper limit of borrowing.

3. Considering that Party B has not generated any profit, the Parties agree that there shall be no specific time limit as to the repayment of loan. When Party B is capable of repaying such loans, the repayment shall be made with thirty (30) of receipt of Party A's demand for repayment. The actual amount to be repaid and repayment time limit shall be discussed between the Parties.

4. This agreement shall be effective as of the date it is executed by the Parties and official seals affixed hereto.

5.  This Agreement shall have two counterparts, and each party shall have one.



Party A: Dahua Project Management Group


/s/ Yonglin Du
---------------------
Yonglin Du, President


Party B: Beijing Dahua Real Estate Development Ltd.


/s/ Yonglin Du
----------------
Yonglin Du, President




Dated:   June 20, 2005